Exhibit 99.1

FOXO TECHNOLOGIES INC., CONFIRMS DETAILS OF SPECIAL
MEETING OF SHAREHOLDERS ON NOVEMBER 29, 2024.

MINNEAPOLIS, MN, November 25, 2024 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (NYSE American: FOXO) (the “Company” or “FOXO”), will hold its previously announced Special Meeting of its Shareholders at 10:30 am EST on Friday, November 29, 2024.

Following the filing of its Definitive Proxy Statement filed with the SEC on November 15, 2024, the Company is holding a virtual meeting of its shareholders (the “Special Meeting”) on Friday, November 29, 2024, at 10:30 a.m. Eastern Standard Time.

Shareholders of record on November 15, 2024, will be entitled to vote on the approvals requested. All shareholder votes are important. Once our shareholders receive their Proxy Cards, there are two ways for you to vote.

Firstly, shareholders can use the internet. Please go to www.cstproxyvote.com. Have your proxy card to hand and when you access the website, please follow the prompts to cast your votes.

Secondly, should a shareholder wish to attend the meeting, please login to https://www.cstproxy.com/foxotechnologies/2024 by 10:30 am EST on Friday November 29, 2024. You will need your 12-digit control number (that is printed on your Proxy Card). During the meeting you will be able to submit your vote electronically.

The Board of Directors asks that all shareholders vote in favor of the six Proposals listed on the Proxy Card and appreciates continued support from its shareholders.

“As previously announced, we have this Special Meeting and an Annual General Meeting (AGM) to complete before the year end,” said Mark White, Interim CEO of FOXO. “We look forward to the continued support of our shareholders as we come to the end of what has been a successful and transformatory year for our Company.”

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Foxo Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements about the delisting of the Warrants from NYSE American, trading of the Warrants in the over-the-counter market, the continued listing of the Company’s Class A common stock on NYSE American, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Any such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the possibility that the Plan will not be accepted by NYSE American, the Company will be unable to satisfy other continued listing requirements of NYSE American for its Class A common stock to maintain the listing of the Class A common stock on NYSE American; the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC

(212) 671-1020

foxo@crescendo-ir.com